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                               Amendment No. 1 to
                                   Schedule 1

                    Lincoln Variable Insurance Products Trust
         Separate Accounts of Lincoln Life & Annuity Company of New York
                             Investing in the Trust
                                As of May 1, 2004

Lincoln Life & Annuity Variable Annuity Account L

Lincoln Life & Annuity Flexible Premium Variable Life Account M

Lincoln New York Account N for Variable Annuities

LLANY Account Q for Variable Annuities

LLANY Separate Account R for Flexible Premium Variable Life Insurance

LLANY Separate Account S for Flexible Premium Variable Life Insurance

LNY Separate Account 401 for Group Annuities

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedule 1 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                      Lincoln Variable Insurance Products Trust


Date: 11/8/04                         By: /s/ Kelly D. Clevenger
                                          --------------------------------------
                                          Kelly D. Clevenger
                                          President


                                      Lincoln Life & Annuity Company of New York


Date: 11/8/04                         By: /s/ Rise C. M. Taylor
                                          --------------------------------------
                                          Rise C. M. Taylor
                                          Second Vice President